Exhibit 10.23

FIRST AMENDMENT TO THE

AMENDED AND RESTATED FAIRSHARE VACATION

PLAN USE MANAGEMENT TRUST AGREEMENT

This Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (this “Amendment”) is effective as of the 29th day of February, 2000 by and between the Fairshare Vacation Owners Association, an Arkansas nonprofit corporation (the “Trustee”) and Fairfield Communities, Inc., a Delaware corporation (“Fairfield”).

WITNESSETH THAT:

WHEREAS, the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (the “Trust Agreement”), recorded at Book 1634, Page 1995 et seq. in the Office of the Clerk of the Circuit Court in the city of Alexandria, Virginia, created to secure for the beneficiaries their respective rights and interests as set forth in the Trust Agreement;

WHEREAS, the Trustee is the entity responsible for the duties and obligations set forth in the Trust Agreement;

WHEREAS, the Trustee has determined, after thorough consideration and analysis, that the Program Fee needs to be restructured and other changes made to the Trust; and

WHEREAS, the parties hereto desire to modify the terms of the Trust Agreement set forth in this Amendment pursuant to Section 14.05 of said Trust Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.	Article VII is hereby amended with the addition of a new sentence to Section 7.04(a), thereby becoming the third and final sentence of said section, as follows:

The Trustee may also take any action not otherwise prohibited by law, this Trust Agreement, the Association’s articles of incorporation or the Association’s bylaws, deemed necessary by the Trustee to manage the Trust and carry out the purposes for which this Trust Agreement was established.

2.	Section 10.02(a) beginning with “The amount of the Program Fee…” is hereby stricken in its entirety and the following shall be inserted in its place:

Amount. The amount of the Program Fee shall be determined by the Trustee as needed to cover the cost of the operation and administration of the Fairshare Plus Program. The Trustee may establish varying fees among Members provided there is a reasonable basis for such a fee structure. The Program Fee shall be determined prior to January 1 of each year in connection with the budget process for the Trust.

3.	Section 10.06(a) is amended by striking the word “prorated” in the third sentence beginning with “adjustments” and inserting in its place the word “allocated”.

4.	Section 14.05 is amended by striking in its entirety the paragraph following the heading “Amendments” and inserting the following in its place:

The Trustee, with the consent of Fairfield, may amend this Trust Agreement in writing from time to time and shall cause any such amendment to be recorded in the Recording Offices of all counties in which Accommodations or interests therein subject to this Trust Agreement are located. The Trustee, with the consent of Fairfield, may from time-to-time add a Third Party or additional Fairfield subsidiary as a party to this Trust Agreement on terms and conditions acceptable to the Trustee and Fairfield.

5.	The modifications to the Trust Agreement contained in this Amendment shall become effective on the date first written above.

6.	The Trust Agreement shall remain in full force and effect except as hereby amended, and the Agreement, as amended, is hereby approved, ratified and confirmed.

7.	The agreements herein contained shall be binding upon and shall inure to the benefit of the respective parties thereto and their respective successors and assigns. This Amendment may not be modified except by a written agreement executed and acknowledged by both parties.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto on the 2nd day of November, 2001.

FAIRSHARE VACATION OWNERS ASSOCIATION, an Arkansas nonprofit corporation

By:	/S/ Mark Nuzzo, President
Attest:	/S/ Michael A. Hug, Secretary

FAIRFIELD COMMUNITIES, INC., a Delaware corporation

By:	/S/ Angela K. Halladay, Vice President
Attest:	/S/ Anna L. Walton, Assistant Secretary